Exhibit 99.1


                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER



         The undersigned hereby certify that the Annual Report on Form 10-KSB for the year ended December 31, 2004 filed by Technology Flavors & Fragrances, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.




Dated:  March 15, 2005              /s/   Philip Rosner
                                    --------------------------------------------
                                    Philip Rosner
                                    Chairman and Chief Executive Officer




Dated:  March 15, 2005              /s/   Joseph A. Gemmo
                                    -----------------------------------
                                    Joseph A. Gemmo
                                    Vice President and Chief Financial Officer



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